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                                                                   EXHIBIT 99.1


                 [SI FINANCIAL GROUP, INC. LETTERHEAD]

                                                               EARNINGS RELEASE
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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND THE YEAR ENDED
DECEMBER 31, 2008

SI FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL STOCKHOLDERS' MEETING

WILLIMANTIC, CONNECTICUT--FEBRUARY 25, 2008. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $927,000, or $0.08 basic and diluted earnings per share, for the quarter ended December 31, 2008 versus net income of $458,000, or $0.04 basic and diluted earnings per share, for the quarter ended December 31, 2007. The Company reported a net loss for the year ended December 31, 2008 of $2.9 million, or $0.25 basic and diluted loss per share, compared to net income of $1.4 million, or $0.12 basic and diluted earnings per share, for the year ended December 31, 2007. The net loss for 2008 was attributable to other-than-temporary impairment charges on investment securities of $7.1 million ($4.9 million net of taxes) recognized during the third and fourth quarters.

"As with many institutions, the impairment of certain investment securities, including preferred shares of Fannie Mae and Freddie Mac, had a significant impact on our 2008 operating results. Despite the current adverse market conditions, the Bank continues to show growth in loans of $29.7 million, deposits of $72.3 million and operating results, excluding the impact of the other-than-temporary impairment charges. The Bank remains financially sound and well-capitalized and maintains its long-standing commitment to its customers and the communities it serves," commented Rheo A. Brouillard, President and Chief Executive Officer.

Net interest income increased 14.0% to $6.2 million and 11.5% to $24.0 million for the quarter and year ended December 31, 2008, respectively. The increase in net interest income was due to a higher average balance of interest-earning assets. The cost of funds decreased for the quarter ended December 31, 2008 resulting from a lower average rate paid on deposits and borrowings, despite increases in average deposits and borrowings. The cost of funds increased for the year ended December 31, 2008 due to a higher average balance of Federal Home Loan Bank borrowings and deposits, offset by lower yields.

The provision for loan losses increased $529,000 to $851,000 for the fourth quarter of 2008 and increased $307,000 to $1.4 million for the year ended December 31, 2008. The higher provision in 2008 related to increases in nonperforming loans, charge-offs and the provision for the commercial mortgage, construction and commercial business loan portfolios, due to the current economic environment. At December 31, 2008, nonperforming loans totaled $9.3 million compared to $7.6 million at December 31, 2007. Specific reserves relating to nonperforming loans decreased to $1.2 million at December 31, 2008 from $1.3 million at December 31, 2007. At December 31, 2008, two commercial construction relationships accounted for $5.5 million of nonperforming loans and $1.0 million in specific reserves. For the year ended December 31, 2008, net loan charge-offs were $567,000, compared to $182,000 for the year ended December 31, 2007, largely due to higher charge-offs on commercial business loans.

Noninterest income was $2.7 million for the quarter ended December 31, 2008, representing an increase of $215,000 from the comparable period in 2007. The increase in noninterest income for the fourth quarter of 2008 resulted from a gain of $317,000 on the sale of primarily mortgage-backed securities, offset by an other-than-temporary impairment charge on securities of $90,000. Noninterest income was $3.2 million for the year ended December 31, 2008 compared to $9.4 million for the same period of 2007. The decrease in noninterest income for the year ended December 31, 2008 was attributable to $7.1 million of other-than-temporary impairment charges on certain investments, offset by increases in service fees of $413,000, net gain on sale of securities of $357,000 and wealth management fees of $80,000. Service fees rose during 2008 as a result of an increase in overdraft charges on certain deposit products and higher electronic banking usage. Wealth management fees were higher principally due to increases in fees associated with trust servicing and life insurance products.

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As a result of the Emergency Economic Stabilization Act of 2008 ("EESA") which was enacted into law on October 3, 2008, the Company recorded a deferred tax benefit of approximately $467,000 during the quarter ended December 31, 2008 associated with the other-than-temporary impairment losses on the Company's preferred stock holdings of Fannie Mae and Freddie Mac recognized during the third quarter. Prior to the enactment of EESA, such losses were treated as capital losses for both tax and financial reporting purposes. Under EESA, ordinary loss treatment is available to financial institutions for such securities.

Noninterest expenses increased for both the quarter and the year ended December 31, 2008, compared to the same periods in 2007 primarily due to increased operating costs associated with three additional branch offices. This resulted in higher compensation costs due to increased staffing levels and greater occupancy expense related to facility leases and other occupancy-related expenses. Computer and electronic banking services expense rose due to increased telecommunication costs and transaction activity. During the year ended December 31, 2008, an impairment charge of $63,000 was recorded to reduce the carrying value of the Bank's investment in a small business investment company limited partnership. The increase in noninterest expenses in 2008 was offset by a decrease in outside professional services resulting from charges associated with the termination of the agreement to purchase a mortgage company that were recorded in 2007.

Total assets increased $62.9 million, or 8.0%, to $853.1 million at December 31, 2008 from $790.2 million at December 31, 2007. Contributing to the increase in assets were increases of $29.7 million in net loans receivable, $20.8 million in securities, $4.7 million in deferred tax assets (net) and $3.7 million in intangible assets, offset by a decrease of $913,000 in other real estate owned. The increase in net loans receivable included increases in commercial mortgage and commercial business loans, offset by a decrease in construction loans. Of the $29.7 million increase in net loans receivable, $7.4 million represented primarily commercial loans acquired in connection with the Colchester and New London, Connecticut branch acquisitions ("Branch Acquisitions") which occurred during the first quarter of 2008. Loan originations increased $5.5 million for the year ended December 31, 2008 from the comparable period in 2007. Securities increased largely as a result of purchases of mortgage-backed securities. The increase in intangible assets, consisting of goodwill and core deposit intangibles, resulted from the Branch Acquisitions. The decrease in other real estate owned reflects the sale of a commercial real estate property and a residential real estate property during the year.

Total liabilities were $780.2 million at December 31, 2008 compared to $708.1 million at December 31, 2007. Deposits increased $72.3 million, or 13.2%, which included increases in certificate of deposit accounts of $40.9 million and NOW and money market accounts of $36.5 million, offset by a decrease in savings accounts of $5.9 million. Contributing to the increase in deposits was $27.7 million in deposits that were assumed in the Branch Acquisitions. Borrowings decreased $2.0 million from $149.9 million at December 31, 2007 to $147.8 million at December 31, 2008, resulting from a decrease in Federal Home Loan Bank advances.

Total stockholders' equity decreased $9.2 million from $82.1 million at December 31, 2007 to $72.9 million at December 31, 2008. The decrease in equity related to an increase in net unrealized holding losses on available for sale securities aggregating $3.5 million (net of taxes), a net operating loss of $2.9 million, stock repurchases of 270,655 shares at a cost of $2.6 million, dividends of $0.16 per share aggregating $665,000 and a cumulative effect adjustment charge for a change in accounting principle of $547,000, resulting from the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 06-4, "ACCOUNTING FOR DEFERRED COMPENSATION AND POSTRETIREMENT BENEFIT ASPECTS OF ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENTS."

The Company's annual meeting of stockholders will be held at the Savings Institute Bank and Trust Company's Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 13, 2009 at 9:00 a.m. local time.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-one branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE
SEC, THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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


SELECTED FINANCIAL CONDITION DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                     December 31,           December 31,
                                                                           2008                   2007
-----------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                          $         14,008        $       14,543
Interest-bearing cash and cash equivalents                                      9,195                 6,126
Securities                                                                    171,087               149,716
Loans held for sale                                                                 -                   410
Loans receivable, net                                                         617,263               587,538
Bank-owned life insurance                                                       8,714                 8,410
Other assets                                                                   32,855                23,455
                                                                     --------------------------------------

            Total assets                                             $        853,122        $      790,198
                                                                     ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                        $        620,651        $      548,335
     Borrowings                                                               147,848               149,867
     Other liabilities                                                         11,696                 9,909
                                                                     --------------------------------------
         Total liabilities                                                    780,195               708,111
                                                                     --------------------------------------

Stockholders' equity                                                           72,927                82,087
                                                                     --------------------------------------

         Total liabilities and stockholders' equity                  $        853,122        $      790,198
                                                                     ======================================


SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                   Three Months Ended                 Years Ended
                                                        December 31,                    December 31,
                                                        ------------                    ------------
                                                     2008            2007            2008            2007
---------------------------------------------------------------------------------------------------------------

Interest and dividend income                     $   11,604        $   11,157    $   46,499       $   43,347
Interest expense                                      5,418             5,730        22,459           21,783
                                                 -----------------------------------------------------------
     Net interest income                              6,186             5,427        24,040           21,564
                                                 -----------------------------------------------------------

Provision for loan losses                               851               322         1,369            1,062
                                                 -----------------------------------------------------------
Net interest income after provision for                                              22,671           20,502
     loan losses                                      5,335             5,105

Noninterest income                                    2,658             2,443         3,199            9,378
Noninterest expenses                                  7,384             6,900        30,103           27,928
                                                 -----------------------------------------------------------
Income (loss) before (benefit) provision                                             (4,233)           1,952
     for income taxes                                   609               648

(Benefit) provision for income taxes                   (318)              190        (1,360)             540
                                                 -----------------------------------------------------------
Net income (loss)                                $      927        $      458    $   (2,873)      $    1,412
                                                 ===========================================================
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

SELECTED OPERATING DATA - CONTINUED:

-----------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                             Three Months Ended                   Years Ended
                                                           December 31,                      December 31,
                                                           ------------                      ------------
                                                       2008            2007              2008            2007
-----------------------------------------------------------------------------------------------------------------
Earnings (loss) per common share:
     Basic                                     $       0.08      $       0.04     $     (0.25)   $        0.12
     Diluted                                   $       0.08      $       0.04     $     (0.25)   $        0.12

Weighted-average common shares outstanding:
     Basic                                       11,351,226        11,611,897       11,362,221      11,751,458
     Diluted                                     11,351,226        11,640,191       11,362,221      11,797,732


 SELECTED FINANCIAL RATIOS:

-----------------------------------------------------------------------------------------------------------------
                                                                  At or For the              At or For the
(DOLLARS IN THOUSANDS / UNAUDITED)                             Three Months Ended             Years Ended
                                                                  December 31,                December 31,
                                                                  ------------                ------------
                                                                2008         2007          2008          2007
-----------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return (loss) on average assets                                  0.43%        0.23%        (0.34)%        0.18%
Return (loss) on average equity                                  5.07         2.20         (3.71)         1.71
Interest rate spread                                             2.70         2.40          2.61          2.47
Net interest margin                                              3.04         2.92          3.00          2.98
Efficiency ratio (2)                                            85.69        87.67         88.74         90.57

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                 $ 6,047      $ 5,245
Allowance for loan losses as a percent of total loans                                        0.97%        0.89%
Allowance for loan losses as a percent of
     nonperforming loans                                                                    64.83%       68.72%
Nonperforming loans                                                                       $ 9,328      $ 7,632
Nonperforming loans as a percent of total loans                                              1.50%        1.29%
Nonperforming assets (3)                                                                  $ 9,328      $ 8,545
Nonperforming assets as a percent of total assets                                            1.09%        1.08%

(1) Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities and other-than-temporary impairment on securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509